SCHEDULE 14C INFORMATION
                 Information Statement Pursuant To Section 14(c)
                       of the Securities Exchange Act 1934

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| |   Preliminary Information Statement

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        Rule 14c-5(d)(2))

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                     LVIP Marsico International Growth Fund,
              A series of Lincoln Variable Insurance Products Trust
                (Name of Registrant as Specified In Its Charter)

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


                    LINCOLN VARIABLE INSURANCE PRODUCTS TRUST
                     LVIP MARSICO INTERNATIONAL GROWTH FUND
                              INFORMATION STATEMENT
                             DATED MARCH 6, 2008


This statement provides information concerning a new sub-advisory agreement for the LVIP Marsico International Growth Fund. We are not asking you for a proxy, and you are requested not to send us a proxy.

Marsico Capital Management, LLC ("Marsico") serves as the sub-adviser to the LVIP Marsico International Growth Fund (the "Fund") pursuant to a sub-advisory agreement with Lincoln Investment Advisers Corporation ("LIAC" or the "Adviser"). We previously advised you, via a supplement dated August 27, 2007 to the Trust's prospectus dated May 1, 2007, that Thomas F. Marsico, founder and Chief Executive Officer of Marsico Capital Management, LLC ("Marsico"), signed a definitive agreement to reacquire Marsico from Bank of America. Approval of a new sub-advisory agreement between LIAC and Marsico became necessary due to the transaction between Tom Marsico and Bank of America.

In accordance with an exemptive order dated November 7, 2006 that the Securities and Exchange Commission ("SEC") issued to Lincoln Variable Insurance Products Trust (the "Trust"), LIAC, the Trust's investment adviser, can enter into and materially amend sub-advisory agreements without obtaining shareholder approval. The additional information provided in this statement concerning the new sub-advisory agreement is being provided to you pursuant to the SEC order.

I.   Background

On August 13, 2007, the Board of Trustees of Lincoln Variable Insurance Products Trust (the "Trust"), met to consider, among other things, the approval of a new sub-advisory agreement (the "Agreement") with Marsico for the Fund. The approval of the Agreement was necessary due to the sale of Marsico by Bank of America to Tom Marsico, the closing of which occurred on December 14, 2007, resulting in the termination of the prior sub-advisory agreement.

II.    Board Consideration of the New Sub-Adviser

In considering the approval of the sub-advisory agreement between LIAC and Marsico on behalf of the Fund, the Independent Trustees noted that although Marsico serves as the current sub-adviser for the Fund, approval of a new sub-advisory agreement was necessary due to a change of control resulting from the purchase of Marsico by Tom Marsico and a company he controls, from Bank of America. The Independent Trustees considered the nature, extent and quality of services provided by Marsico under the current sub-advisory agreement and noted that the change of control transaction was not expected to result in material changes to the services provided by Marsico. The Independent Trustees reviewed the services provided by Marsico, the background of the investment professionals servicing the Fund, the brokerage arrangements of Marsico and a detailed letter from Marsico describing the change of control transaction. The Independent Trustees reviewed the investment performance of the Fund compared to a peer group provided by Fund Management and a securities market index and determined that although the Fund underperformed relative to the peer group in the short term, the absolute performance of the Fund over the longer-term was satisfactory, and that overall performance has been acceptable. The Independent Trustees concluded that the services provided by Marsico have, and are expected to continue to be, acceptable. In considering the sub-advisory fees, the Independent Trustees noted that the proposed sub-advisory schedule included the introduction of three breakpoints compared to the flat sub-advisory fee rate under the current sub-advisory agreement. The Independent Trustees considered the proposed sub-advisory fee schedule, noted that it was comparable to the fees Marsico charges to other funds it sub-advises and Marsico's representation that it was lower than the fees Marsico charges its pension and institutional clients, and concluded that the proposed sub-advisory fee schedule was reasonable. With respect to profitability, the Independent Trustees considered information on the overall profitability of Marsico, considered that the sub-advisory fee schedule was negotiated at arm's length between Marsico and LIAC, and that LIAC compensates Marsico from its fees and determined that the profitability of Marsico with respect to the Fund, in light of the reduced sub-advisory fee schedule, was not expected to be unreasonable. The Independent Trustees also considered whether Marsico receives any incidental benefits in connection with its relationship to the Fund and noted that Marsico has the ability to obtain research with soft dollars that may or may not be used by the Fund and may be used for the benefit of other clients of Marsico.

At the August 13th meeting, the full Board (a) concurred with the conclusions of the Independent Trustees and (b) approved the renewal of the sub-advisory agreement and the fees and other amounts to be paid under the Agreement.

III.   The New Sub-Advisory Agreement

The Agreement is substantially similar to the Fund's prior sub-advisory agreement with Marsico.

Marsico will, subject to the supervision of the Adviser, provide a continuous investment program for the Fund and determine the composition of the assets of the Fund, including the determination of the purchase, retention, or sale of securities, cash and other investments in accordance with the Fund's investment objectives, policies and restrictions. Marsico is also authorized to select broker-dealers to execute Fund securities transactions as it deems appropriate. Marsico shall vote proxies relating to the Fund's investment securities.

Marsico bears the expenses of all necessary investment and management facilities, including salaries of personnel, for its activities in connection with the services provided under the Agreement.

Except as provided by the Agreement's Indemnification section, Marsico is not subject to any liability to the Adviser, the Fund or to any shareholder of the Fund for any act or omission connected with rendering services under the Agreement, except by reason of Marsico's willful misfeasance, bad faith, or gross negligence or by reason of Marsico's reckless disregard of its obligations and duties under the Agreement. Pursuant to the Indemnification section, Marsico agrees to indemnify the Adviser and the Fund for, and hold them harmless against, any and all losses, claims, damages, liabilities or litigation to which the Adviser or the Fund may become subject as a result of any untrue statement of a material fact (or any omission of a material fact) contained in disclosure provided or approved by Marsico for inclusion in the Fund's regulatory filings. The Adviser agrees to indemnify Marsico for, and hold it harmless against, any and all losses, claims, damages, liabilities or litigation to which the Marsico may become subject as a result of any disclosure containing any untrue statement of a material fact (or any omission of a material fact) contained in the Fund's regulatory filings which statement was not provided or approved by Marsico for inclusion in the Fund's regulatory filings.

The Agreement will continue in effect for a period of two years from the effective date, and will continue from year to year thereafter, subject to annual approval by the Board or by the shareholders of the Fund and also, in either event, approval of a majority of the Independent Trustees. The Agreement may be terminated without penalty at any time by: (a) any of the parties upon 60 days' prior written notice to the other parties; (b) by the vote of a majority of Trustees of the Trust; or (c) by the vote of a majority of the outstanding voting securities of the Fund.

Effective December 14, 2007, Marsico agreed to establish three breakpoints in the sub-advisory fee schedule compared to the flat sub-advisory fee rate under the prior sub-advisory agreement. The sub-advisory fees for sub-advisory services under the current sub-advisory agreement and prior sub-advisory agreement are set forth in the table below:

----------------------------------------------------- --------------------------------------------------
   Current Sub-Advisory Fee Payable by Adviser to       Prior Sub-Advisory Fee Payable by Adviser to
   Marsico (Average Daily Net Assets of the Fund)      Marsico (Average Daily Net Assets of the Fund)
----------------------------------------------------- --------------------------------------------------
0.50% on first $300 Million                                   0.50%
0.45% on assets > $300 Million - $400 Million
0.40% on assets > $400 Million - $1.0 Billion
0.35% on assets > $1.0 Billion
----------------------------------------------------- --------------------------------------------------

The following are other investment funds for which Marsico acts as sub-adviser which have similar investment objectives to the LVIP Marsico International Growth Fund, with the asset sizes and fee rates for such other funds:

Name of Fund                                         Size of Fund                                Schedule of Advisory Fees
                                                   (As of 9/30/07)
                                                       ($ mil)
-----------------------------------------------------------------------------------------------------------------------------------
AEGON/Transamerica & Transamerica IDEX

  TA/IDEX Marsico International Growth Fund             $566.6                             0.45% on first $400 million
                                                                                           0.40% on > $400 million - $1 billion
                                                                                           0.35% on assets > $1 billion
-----------------------------------------------------------------------------------------------------------------------------------
Advanced Series Trust /Prudential Investments
  AST International Growth Portfolio*                   $824.5                             0.45% on first $500 million
  PSF SP International Growth Portfolio*                $158.2                             0.40% from $500 million - $1 billion
                                                                                           0.35% on assets > $1 billion
-----------------------------------------------------------------------------------------------------------------------------------
AXA Equitable Funds
  AXA Premier VIP International Equity Fund*            $1,038.1                           0.50%
-----------------------------------------------------------------------------------------------------------------------------------
Russell Investment Company
  International Fund*                                   $192.2                             0.45% on first $750 million
  International Securities Fund*                        $440.7                             0.40% on assets > $750 million - $1.5
                                                                                           billion
                                                                                           0.35% on assets > $1.5 billion
-----------------------------------------------------------------------------------------------------------------------------------
Harbor Fund
  Harbor International Growth Fund                      $917.1                             0.45% on first $250 million
                                                                                           0.40% on assets > $250 million - $500
                                                                                           million
                                                                                           0.35% on assets > $500 million
-----------------------------------------------------------------------------------------------------------------------------------
ING Investors Trust
  ING Marsico International Opportunities Portfolio     $496.6                             0.45% on first $500 million
                                                                                           0.40% on next $1 billion
                                                                                           0.35% on assets > $1.5 billion
-----------------------------------------------------------------------------------------------------------------------------------
*Denotes multi-managed. Assets reflect MCM's portion only.
-----------------------------------------------------------------------------------------------------------------------------------


The sub-advisory fee paid by LIAC to Marsico from January 1, 2007, through December 31, 2007, pursuant to a sub-advisory agreement dated May 1, 2003, and later amended on April 30, 2007, and then on December 14, 2007, was $859,262. At an in-person meeting on August 13, 2007, the Board of Trustees approved three breakpoints in the sub-advisory fee schedule as detailed in the table above. Because the average daily net assets of the Fund have not yet reached the breakpoint levels, the fee paid by LIAC to Marsico for sub-advisory services during 2007 would not have changed had the current fee schedule been in effect.

As of December 31, 2007, LIAC had the following affiliated brokers: Delaware Distributors, L.P., Delaware Distributors, Inc., Lincoln Financial Distributors, Inc., Lincoln Financial Advisors Corporation, The Lincoln National Life Insurance Company, Jefferson Pilot Variable Corporation and Jefferson Pilot Securities Corporation. For the fiscal year ended December 31, 2007, the Fund paid no brokerage commissions to affiliated brokers.

IV.    Information Regarding Marsico

Marsico is a Delaware limited liability company with approximately $103.5 billion in assets under management as of September 30, 2007. Marsico is headquartered at 1200 17th Street, Suite 1600, Denver, CO 80202. Marsico was organized in September 1997 as a registered investment adviser and is an independently-owned investment management firm. Thomas F. Marsico is the founder and Chief Executive Officer of Marsico.

The following list sets forth the current executive officers of Marsico, each of whom may be reached at the principal offices of the firm:


Name                                         Position

Thomas F. Marsico                 Chief Executive Officer and Chief Investment Officer
Christopher J. Marsico            President
Neil L. Gloude                    Executive Vice President, Chief Financial Officer and Treasurer
Steven R. Carlson                 Executive Vice President and Chief Compliance Officer
Thomas M.J. Kerwin                Executive Vice President, General Counsel and Secretary
Kenneth M. Johnson                Executive Vice President and Director of Marketing and Client Services
James G. Gendelman                Vice President and Portfolio Manager
Corydon J. Gilchrist              Vice President and Portfolio Manager

Marsico does not have any financial condition which is reasonably likely to impair the firm's financial ability to fulfill its commitment to the Trust.

V.       Information Regarding the Trust

The annual report for the Fund for the fiscal year ended December 31, 2007 has previously been sent to shareholders. That report and any more current semi-annual reports are available upon request without charge by contacting the Trust by:

       Regular mail: Lincoln Variable Insurance Products Trust, P.O. Box 2340,
        Fort Wayne, Indiana 46801

       Express mail: Lincoln Variable Insurance Products Trust, 1300 South
        Clinton Street, Fort Wayne, Indiana 46802

       Phone: 800-454-6265

The Trust's investment adviser is Lincoln Investment Advisors Corporation, 1300 South Clinton Street, Fort Wayne, Indiana 46802. The Trust's administrator is The Lincoln National Life Insurance Company, 1300 South Clinton Street, Fort Wayne, Indiana 46802. The Trust's principal underwriter is Lincoln Financial Distributors, Inc., 2001 Market Street, Philadelphia, PA 19103.



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